UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2012

One2One Living Corporation
 (Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-54024
(Commission File Number)

20-4281128
 (IRS Employer Identification No.)

3585 North Courtenay Parkway, Suite 5
Merritt Island, Florida 32953
 (Address of principal executive offices)(Zip Code)

(877) 407-9797
Registrant’s telephone number, including area code

Copies to:
Thomas E. Puzzo, Esq.
Law Offices of Thomas E. Puzzo, PLLC
4216 NE 70th Street
Seattle, Washington 98115
Telephone No.: (206) 522-2256
Facsimile No.: (206) 260-0111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K contains forward looking statements that involve risks and uncertainties, principally in the sections entitled “Description of Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” All statements other than statements of historical fact contained in this Form 8-K, including statements regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this Form 8-K, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements included in this document are based on information available to us on the date hereof, and we assumes no obligation to update any such forward-looking statements.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this Form 8-K. Before you invest in our securities, you should be aware that the occurrence of the events described in the section entitled “Risk Factors” and elsewhere in this Form 8-K could negatively affect our business, operating results, financial condition and stock price. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this Form 8-K to conform our statements to actual results or changed expectations.

Item 1.01 Entry into a Material Definitive Agreement

On December 31, 2012, One2One Living Corporation, a Nevada corporation (the “Company”) entered into an Agreement and Plan of Merger dated December 31, 2012 (the “Agreement and Plan of Merger”), by and among the Company, One2One Acquisition Corp., a Nevada corporation and a wholly-owned subsidiary of the Company (“One2One Acquisition Corp.”), and One2One Living Corporation, a Florida corporation (“One2One Florida”).

Under the terms and conditions of the Agreement and Plan of Merger, the Company sold 100 shares of Series A Preferred Stock and 34,000,000 shares of Series B Preferred Stock of the Company and in consideration for all the issued and outstanding shares in One2One Florida.  Each share of Series A Preferred Stock is convertible into one share of common stock of the Company and requires the consent of the majority of the holders of Series A Preferred Stock to change the composition of the board of directors or President and Chief Executive Officer of the Company, change the Articles of Incorporation or Bylaws of the Company, or engage in merger, sale of assets, share exchange or other reorganization of the Company. Each share of Series B Preferred Stock is convertible into 5 shares of common stock and equal to 100 votes of common stock of the Company.  The effect of the issuance is that One2One Florida shareholders now hold approximately 80.0% of the issued and outstanding shares of common stock of the Company.  Mary Spio, the Company’s new President and Chief Executive Officer and Chairman of the Board of Directors, is the sole holder of Series A Preferred Stock and the majority holder of Series B Preferred Stock, which means that she controls the Company.  Separately, One2One Acquisition Corp. merged with One2One Florida, with the effect that One2One Florida is a wholly-owned subsidiary of the Company.  Articles of Merger, effecting the merger of One2One Florida and One2One Acquisition Corp., were filed with the Secretary of State of the State of Nevada on December 31, 2012, and Articles of Merger were filed with the Department of State of the State of Florida on December 31, 2012.

One2One Florida was incorporated on July 13, 2011, in Florida.  The business of One2One Florida is now the principal business of the Company.  One2One Florida is an online and mobile social community that provides single men and women what we believe is an easy and efficient way to meet people, connect and find lifestyle resources such as local events, singles-friendly venues and travel. One2One Florida’s mission is to connect single men and women through shared interests and the things they like to do.  The One2One software provides a lifestyle optimized search engine designed to easily discover or find people, places, events, activities and things to do for singles.

Pursuant to a Stock Redemption Agreement dated December 31, 2012, Brain Cohen, who served as President and Chief Executive Officer, Secretary, Treasurer and Director from November 3, 2011 until December 31, 2012, the Company redeemed from Mr. Cohen 45,150,000 shares of common stock of the Company for an aggregate redemption price of $45.15 and a mutual release of claims with the Company, the effect of which is that Mr. Cohen holds no shares of common stock or any other securities of the Company immediately following the redemption.

Item 2.01 Completion of Acquisition or Disposition of Assets

The information disclosed in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.01.

As described in Item 1.01 above, on we completed the acquisition of One2One Florida pursuant to the Agreement and Plan of Merger. The disclosures in Item 1.01 of this Form 8-K regarding the transactions contemplated by the Agreement and Plan of Merger are incorporated herein by reference in its entirety.

FORM 10 DISCLOSURE

The Company was a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act) immediately before the completion of the transactions contemplated by the Agreement and Plan of Merger.  Accordingly, pursuant to the requirements of Item 2.01(f) of Form 8-K, set forth below is the information that would be required if the Company was required to file a general form for registration of securities on Form 10 under the Exchange Act with respect to its common stock, which is the only class of the Company’s securities subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act upon consummation of the transactions contemplated by the Agreement and Plan of Merger.  The information provided below relates to the combined operations of the Company after the acquisition of One2One Florida, except that information relating to periods prior to the date of the reverse acquisition only relate to One2One Florida and its consolidated subsidiaries unless otherwise specifically indicated.

DESCRIPTION OF BUSINESS

Our Corporate History and Background

We were incorporated as Private Secretary, Inc. on November 13, 2008 in the State of Nevada. From inception until we completed our reverse acquisition of One2One Florida, the principal business of the Company was to provide online financial and listed company data and information mainly through online forums. With a network of localized web sites targeting China and overseas Chinese persons, the Company provided forum-based products and services such as blogs and discussion board through an on-line forum titled, “Jinmimi Financial Forum.”

Reverse Acquisition of One2One Florida

On December 31, 2012, we completed a reverse acquisition transaction through a reverse-triangular merger with One2One Florida whereby issued 100 shares of Series A Preferred Stock and 34,000,000 shares of Series B Preferred Stock of the Company and in consideration for all the issued and outstanding shares in One2One Florida.  Each share of Series A Preferred Stock is convertible into one share of common stock of the Company and requires the consent of the majority of the holders of Series A Preferred Stock to change the composition of the board of directors or President and Chief Executive Officer of the Company, change the Articles of Incorporation or Bylaws of the Company, or engage in merger, sale of assets, share exchange or other reorganization of the Company. Each share of Series B Preferred Stock is convertible into 5 shares of common stock and equal to 100 votes of common stock of the Company.  The effect of the issuance is that One2One Florida shareholders now hold approximately 80.0% of the issued and outstanding shares of common stock of the Company.   As a result of the transactions contemplated by the Agreement and Plan of Merger, One2One Florida became a wholly-owned subsidiary of the Company.

The merger transaction with One2One Florida was treated as a reverse acquisition, with One2One Florida as the acquiror and the Company as the acquired party. Unless the context suggests otherwise, when we refer in this Form 8-K to business and financial information for periods prior to the consummation of the reverse acquisition, we are referring to the business and financial information of One2One Florida.

In connection with the merger, Mary Spio has agreed pursuant to a Lockup and Shareholder Agreement dated December 12, 2012, by and between the Company and Ms. Spio, not to sell, assign, transfer, pledge, hypothecate or otherwise dispose of or transfer any of the Series A Preferred Stock or Series B Preferred Stock, or their respective underlying shares of common stock, Ms. Spio received from the Company until June 12, 2013.

The Lockup and Shareholder Agreement also provides that so long as any shares of common stock of the Company issued and outstanding on December 12, 2012, are held by such holder of common stock prior to June 12, 2013, the Company or One2One Florida shall not, without first obtaining the approval (by vote or written consent, as provided by law) of such of common stock of Parent on December 12, 2012:

(a)	amend the Articles or the Company’s or the Parent’s Bylaws;

(b)
change or modify the rights, preferences or other terms of the any securities of the Parent or the Company, or increase or decrease the number of authorized shares of the Parent’s or the Company’s securities;

(c)	effect any forward or reverse split of any issued or outstanding securities of the Parent or the Company or otherwise reclassify or recapitalize any outstanding equity securities;

(d)
authorize or issue, or undertake an obligation to authorize or issue, any equity securities (or any debt securities convertible into or exercisable for any equity securities), except that the Parent may issue that number of shares of common stock equal to seven percent (7%) of the issued and outstanding number of shares of common stock of the parent immediately after consummation of the Merger and issuance of the Merger Shares pursuant to the Merger;

(e)
authorize or effect any transaction constituting a Liquidation Event (as defined in this subparagraph) under the Articles, or any other merger or consolidation of the Parent or the Company.  For purposes of this Agreement, a “Liquidation Event” shall mean: (1) the closing of the sale, transfer or other disposition of all or substantially all of the Parent’s or the Company’s assets (including an irrevocable or exclusive license with respect to all or substantially all of the Parent’s or the Company’s intellectual property); (2) the consummation of a merger, share exchange or consolidation with or into any other corporation, limited liability company or other entity, (3) authorize or effect any transaction liquidation, dissolution or winding up of the Parent or the Company, either voluntary or involuntary, provided, however, that none of the following shall be considered a Deemed Liquidation: (i) a merger effected exclusively for the purpose of changing the domicile of the Parent or the Company, or (ii) the Merger itself;

(f)	declare or pay any dividends or make any other distribution with respect to any class or series of capital stock;

(g)
redeem, repurchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any outstanding shares of capital stock (other than the repurchase of shares of common stock from employees, consultants or other service providers pursuant to agreements approved by the Board of Directors under which the Parent or the Company has the option to repurchase such shares at no greater than original cost upon the occurrence of certain events, such as the termination of employment);

(h)
amend any stock option plan of the Parent or the Company, if any (other than amendments that do not require approval of the stockholders under the terms of the plan or applicable law) or approve any new equity incentive plan; or

(i)	transfer assets to any subsidiary or other affiliated entity.

Organization & Subsidiaries

We have one operating subsidiary, One2One Florida.

Overview of One2One Florida

Through our wholly owned subsidiary, we are an online and mobile social community that provides single men and women what we believe is an easy and efficient way to meet people, connect and find lifestyle resources such as local events, singles-friendly venues and travel.  Our mission is to connect single men and women through shared interests and the things they like to do.  The One2One software provides a lifestyle optimized search engine designed to easily discover or find people, places, events, activities and things to do for singles.  One2One Florida was established on July 13, 2011 and currently operating in Merritt Island, Florida.

One2One Florida had no revenues for the period from July 13, 2011 (Inception) to the fiscal year ended December 31, 2011, no revenues for the nine months ended September 30, 2012.  One2One Florida’s net loss was $403,695 for the period from July 13, 2011 (Inception) to the period ended September 30, 2012, and its net loss was approximately $291,287 for the nine months ended September 30, 2012.

One2One connects singles to each other and the things that they care about. It is a dynamic environment for single men and women to discover, create, and share experiences, events and activities. One2One addresses the frustration of finding people to do the things they hate to do alone.

One2One strives to be a central destination for finding many of the things single men and women care about and meeting people at the same time. It addresses the frustration of having to sift through millions of websites in an effort to find an event, activity and for that matter people to do those things with.  One2One’s featured listings allows venue owners and event promoters to highlight their venue or event on a local or national level, thereby gain exposure within their target audience.

One2One is redefining the singles lifestyle with an entirely new and current way to enjoy the journey to finding love with various fun, appealing, and interactive features.

One2One’s Lounge is a fun virtual hangout unlike any other. It’s the place to share what’s on one’s mind, join in the conversation, people watch and spontaneous interactions.

The One2One proprietary find-match algorithm, and social optimization engine is overlaid with Facebook, thus takes one’s social interactions into account in finding them the best possible compatible matches  and helping them meet people that they have a lot in common with.

In keeping with One2One’s commitment to make life as enjoyable as possible, One2One is launching a Single Friendly Venue (SFV) campaign to find venues that are singles friendly to include in its recommendation engine. Venues with the One2One  SFV decal will be reviewed, rated, and recommended by One2One editors.

The Problem

There has been a massive cultural shift in consumer behavior and expectations due to social media. Consumers today expect more from businesses. In a social media economy consumers pay for experiences and today’s dater craves a dynamic dating service and community that sparks ‘spontaneous and natural interactions’ not a static product that’s more like a fulltime job. Dating websites today are a collection of millions of profiles that users have to search through to find the ‘one’. Even matchmaking sites like eHarmony require users to complete long questionnaires and then users are sent candidates that the matchmaking site considers suitable. Online daters tend to be busy professionals who find this approach to be impersonal, frustrating and time consuming.

Singles are active and require their social lives be as well. By applying social media functionality and mobile phone convenience One2One is humanizing the online dating experience.  Mobile phones offer a personal, convenient way for singles to meet prospective dates while naturally interacting with their environment, it also serves as a fun tool for quickly browsing through millions of profiles. Mobile dating presents a massive opportunity to engage and market to daters in an entirely new way.

A major problem with online dating is “truth in dating”. Many singles misrepresent who they are online. Outdated and manipulated images seem to be a major culprit. With One2One’s mobile app, daters can easily upload images and videos via their mobile phones to their web and mobile profiles.

Online daters often can’t gauge chemistry through images and email exchanges alone. Investing energy and time into someone only to discover when they meet in real life that there is no chemistry. By enabling video profiles, being events/activities-driven and incorporating instantaneous interactions through dynamic updates, One2One creates a more natural environment that’s less susceptible to time-wasting.

Currently there is no software that offers singles dating, socializing and lifestyle resources in one community. Singles are not only looking for the tools to find a mate, they also seek the ability to lead fulfilling lives by attending events, travelling and doing so much more but they do not want to do these things alone.

Businesses can generate additional streams of revenue from this untapped market by reaching out to Singles via One2One. A Win- Win for both – Singles can discover fun things to spend money that they otherwise wouldn’t if they have to do these things alone.

The Solution

One2One is a social mobile application and web community that provides singles an effective and easy way to connect, date and find lifestyle resources such as local events and travel.

One2One offers a dynamic environment for singles to find a potential mate along with the relevant tools and information that singles are seeking. One2One’s social community and discovery tools combine interactivity and the convenience of mobile phones to create a dynamic real-time experience that leads to natural, spontaneous interactions and conversations for daters.

One2One is creating a cultural shift with the Single Friendly Venue Certification.

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The Opportunity

America has gone from being ‘Married with Children’ to being ‘Home Alone.’ According to the 2010 Census married couples have dropped below half of all American households for the first time. This is a drastic departure from the 1950’s when 78 percent of households were occupied by married couples.  Today online dating is ‘mainstream’ with many singles having at least one online dating account.  The Economist (Dec 29th 2010) estimates the online dating industry is now valued at $3 - $4 billion dollars worldwide.  Online Personals Watch puts the North American Market at $1.3 Billion. The Average Subscription Cost (ASC) is $35 monthly, with the average dater spending $239 a year. Singles go online more often than the general public, and they are in constant search for resources that will enrich their lives. According to online dating industry leader Match.com 64% of online daters say common interests are the most important factor in finding a potential partner online.

According to mobile research group Ground Truth, mobile dating saw a 92% increase in users in 2010. The average user of a mobile phone spends 12 minutes and 44 seconds on mobile dating sites per week. Juniper Media Metrix estimates that the overall mobile dating sector will grow to $1.4 billion worldwide by 2013. One2One combines the reach of online dating with the ease and convenience of mobile apps to give singles an easy way to enjoy life while searching for their perfect mate.

Competition and Competitive Advantage

The Online dating and personals industry is a highly competitive industry. More recently there is competition from social media sites where people can connect for free. While these sites infringe on the periphery, most daters value their privacy and do not feel comfortable scouting for candidates openly or with unverified candidates. Secondly most social network only allow you to connect to people you already know.

Mobile & Social dating however currently has few contenders.  Match.com, eHarmony, Yahoo! Personals and Spark Network (Parent of JDate.com) dominate the online dating market. Some of these sites have created mobile versions of their website, but none of them offer the functionality and enhanced experience that One2One provides. We believe that at some point our application and content could be extended for licensing to other dating sites and even search engines.

The One2One Application is also deeply integrated with Facebook, making it extremely easy for people to join and have a completed profile with a simple click.

Zoosk, MeetMoi, OkCupid Mobile and Grindr/Blendr are location based mobile dating applications. Grindr is for gay men. MeetMoi is a mobile dating application, and Zoosk is the fastest growing online and mobile application for that targets a younger 18 – 24 demographic. Many of these apps have developed racy reputations because of highly limited features, they only show a user’s profile picture, location and blip. One2One avoids this problem by having enhanced features including longer profile descriptions, events, content cross platform functionality and security filters that allows users to chose to disclose or obscure their location. Combined this will create an optimal user experience and mainstream appeal.

We believe that there currently there is no clear mobile dating leader. No portable application exists today that offers the features and functionality that One2One Offers. One2One is the first clearly definable social web and mobile community for singles. One2One is quickly emerging as a market leader for singles resources; already ranking #1 in Google, Yahoo and Bing for terms such as “magazine for single women”, “ things to do for Singles” and much more.

“One2One Living provides the perfect venue to help singles navigate the often difficult world of dating.” –Dr. John Gray, Author of Men are From Mars.

Competitive Advantage

Key factors for competing in this environment include gaining member loyalty, ease-of-use and convenience, security and reaching critical mass.  Being first to prominently establish leadership in the minds of the user for social singles community and mobile dating will allow us to acquire members at a fraction of the cost as our competitors. Our entry approach is capitalizing on our celebrity relationships, which provides One2One a reach to over 100 fans on Facebook.

Offering a Facebook App that allows people to find friends of friends and co-workers to date and do fun things with; promotes social sharing and ultimately an exponential/viral and organic growth of the One2One Application

One2One’s easy fun enjoyable approach will create high acceptance and trust even within groups who are wary of online dating. These groups are less limited by geography and more focused on shared experiences and ideals, which will enable us to reach critical mass faster than serving the general market.

ONE2ONE has the following competitive advantages:

●
Teaming up with celebrities and other personalities with large fan base f more than 100 Million, this is as good as word of mouth from a trusted friend - offers credibility that most new sites don’t have. This is a new untapped channel that will create multiplication of value for every $1 spent.

●
Not just another dating website – One2One offers real value and convenience by offering users a means to find highly customized events and activities that fills an unmet need for singles to find others to do fun things they enjoy.

●	Social Commerce Platform for easy and well integrated virtual and real goods

●	Authoring tools for generating dynamic user and professional content - well positioned for rapid growth to capture market share and drive advertising sales.

●	Team with high domain expertise and success track record. One2One draws from industry professionals who with experience and strong execution credentials.

●	A business model that has proven successful in the industry.

●	Content Management System and Proprietary Matching Engine which leverages Search Engine Optimization to drive traffic while giving user optimized experience.

The combination of the Company’s offering gives it a competitive advantage over other providers because it is a “one stop shop” for singles.

The Model

One2One’s communities are free to join; members have to pay monthly subscription fees in order to initiate any form of communication with other members. For example only premium paying members can see event attendees. All Site visitors have to register in order to access the site.

●
One2One’s online dating subscription costs $24.99 monthly with special discounts for signing up for various plans. One2One will also generate revenue from advertising sales, featured business listing and sales of virtual and real goods.

●	Users can also purchase and share virtual gifts such as music, flowers, jewelry and much more.

●	Mobile advertising and sponsorship opportunities are available. Businesses can pay premium monthly fees for their venues or events to be featured in the offline push to members.

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History and Background

One2One started as a publication with resources for singles. The database grew to 98,000 subscribers (mainly free subs) in a very short period of time with sites like Match.com, WebDates and JDate offering the magazine’s content on a licensing basis to their members.

One2One is a culmination of the founder’s vision for what dater’s want from their dating service. She has worked with both traditional and nontraditional dating services helping them increase customer engagement and sales. One2One Magazine’s intimate understanding of consumer-specific behaviors made it the “go-to” source and purveyor of information on the singles market with commentary and features on Oprah, USA Today, Washington Post, MSNBC, Los Angeles Times, Miami Herald, Women’s Wall Street, Guardian UK, The O’Reilly Factor, The Fine Living Network and much more. In 2004, One2One Magazine partnered with ABC’s The Bachelor in helping the series find contestants for the show as well increasing viewership with the singles demographic. One2One’s mobile application will leverage these relationships. One2One’s personalized targeted experience and offering is based on user feedback from thousands of singles.

The Market

We believe that the United States has more single adults than any other nation in the world except for China and India.  Our research indicates that the total number of singles in the U.S. surpasses that of the total national population of all except 11 of the world’s 192 nations.  There are over 112 million single Americans, 41% of all adults are single. Single adults head up about 48.3 percent of the nation’s households, and make up 42 percent of the nation’s full-time workforce.

Delaying age of marriage, increased incidence of cohabitation and high divorce rates have created a cultural shift that is shaping new and emerging markets; requiring that marketers rethink their processes and approach. The social influence, distinctive characteristics and wallet full of discretionary income, make it necessary that businesses find means of reaching singles uniquely.

The singles lifestyle is not limited to nightclubs and online dating. Singles are looking for resources and information to help them live happier healthier lives.  They desire satisfying relationships, personal growth, success, group activities, and ways to cultivate meaningful relationships. Currently there is no central place to find deals and events specifically for singles. Singles are often apprehensive of going to places alone, with One2One’s application and website not only can singles find local events on their phones, they can also see profiles of other event attendees; this motivates them to do the things they love to do without the fear of doing it alone.

The increasing popularity of dating services should come as no surprise. They’re a result of sweeping demographic change in our society. Career demands, hectic lifestyles and the changing role of women in the workplace have created a need for different ways to find and select a mate. Dating is not a trend or a fad, it’s an evergreen necessity. Chadwick Martin Bailey Research indicates that in 2010, 17% of couples who married met on a dating site, online dating has become an integral part of everyday life.

Our Products

One2One’s application is a cross platform tool that allows singles to find each other. Interested users can easily register on via web or mobile phones.  The app provides search through individual search terms, matching. In addition location-based criteria enables highly targeted search results. Results are displayed in list views, which show relevant single data at a glance and can be sorted per distance, matching or online status.

The powerful instant messenger lets users anonymously chat with each other. The chat bundles are a revenue source for One2One, as users have to purchase packages in order to use the anonymous chat feature.

One2One offers various unique features such as a flirtwall, photowall, events, video newsfeed, conversation feed and virtual gift shop where users can buy and send others virtual or real gifts such as music.

The Flirtwall allows members to quickly get in touch and show others their interest. The Photowall displays all recently posted photos from all members or can be filtered to show only photos of those meeting specific criteria. The events feed features events, activities and deals from local businesses, who can pay for featured positions and the offline push.

Events are shown in list, map and event detail views. Users can RSVP to attend events, buy event tickets (Where applicable) see who else is attending, as well share the information on their Facebook or Twitter and forward it via mail to friends. Our video store feature free and premium content including relationship advice, dating tips and much more.

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Ronny22 06m
Orlando, 28 years
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Matching 90%
Jimmy 06m
Orlando, 25 years
Preparing to go out dancing
Matching 90%
Sunny 06m
Orlando, 28 years
Preparing to go out dancing
Matching 90%
Roose 06m
Orlando, 28 years
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Matching 90%
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All aspects of our application from signing up with FB Connect to flirts and voting are easily shared. It’s all done by the application with simple user clicks.  Interactions like comments, votes, event attendances, posts, status texts updates etc. can be broadcasted to user’s Facebook and Twitter walls. Each activity promotes the application and website with a logo, title and direct download link to the application.

One2One features an advertising module for serving and monitoring ads online and on the mobile app. eCommerce is via in-app payments offered by the respective app stores or mobile platform operators. One2One provides an overall great user experience with interactive map views and offline push notification enabling users to always be “in” the application if when the application is off.

Our simple and clean design is based on providing an optimal and enjoyable personal experience. Features such as Photo and Flirt Walls will increase our member interactions and ultimately result in greater conversion rates.

One2One’s technology comprises of a cloud-based content management and matchmaking software. We have a network structure that is designed to ensure reliable performance, high security and scalability in a cost-effective manner. The architecture is based on a robust SEO framework that makes our content easily discoverable by the search engines. We believe this new architecture will enable us to grow our site traffic rapidly.

Use of open technology for fast feature addition to capitalize on trends faster than competitors. Engagement Based Optimization, collaborative features, social syndication, activity & newsfeeds keep members engaged.

Market Size and Market Need

In 2010 17% of couples who married met on a dating site (Chadwick Martin Bailey). In a digital age online and mobile dating are a necessity for most singles. The online dating industry is now valued at $4 billion worldwide.  According to mobile research group Ground Truth, mobile dating saw a 92% increase in users in 2010. Juniper Media Metrix estimates that the overall mobile dating sector will grow to $1.4 billion worldwide by 2013.

We believe the consumer demand for accessing content and daters on and offline easily will drive our network to grow quickly. This demand is expected to create demand for the Company’s offering.

Business Strategy

Business Model

One2One has 3 primary planned areas of revenue

●	Customer Subscription
●	Advertising, Featured Business & Events Listings
●	Social Commerce

Marketing and Advertising

Marketing Plan

Content Strategies: Organic Community Growth through Search Engine Optimized Content and Social Media

One2One’s authoring tools for generating dynamic user and professional content, Just In Time Content generated by our staff writers based on high KEI (Keyword Effectiveness Index) i.e. keywords with high volume and low competition will drive targeted traffic to One2One.

One2One’s Dating Service Professionals Directory – Directory of service providers such as Dating Coaches, Book Authors, Nightclubs, Gyms, Restaurants etc that offer their services to the singles demographic. This content will provide value, drive traffic as well as drive sponsorship and advertising revenue.

One2One plans on creating a massive evergreen video and text library which can be syndicated socially and to other portals such as radio and TV Station affiliate sites.  Content companies are in very high demand and One2One has an untapped high demand niche.

Gaining new members through content will be extremely effective since it targets our audience when they are most attentive to our messaging. These are people who have taken the time to perform searches for specific terms, an organic match for One2One. One2One starting to get ranked highly for relevant keywords.

Through discussions and social media pushes, One2One members will be provided with the tools needed to evangelize our message.

SMS and In- App Marketing

SMS and In-App Marketing is a great way to promoteOne2One to millions of iPhone, Android and iPod touch users. Using this unique, cost-effective advertising program, One2One can reach the right audience to drive more targeted download.

Marketing to Niche Groups or Tribes

We believe that singles are more likely gravitate towards those with common values, beliefs and cultural influences. Targeted communities enjoy greater member loyalty.

Targeted Remnant Media

Remnant Advertising  TV & Radio

Public Relations

Public Relations will be utilized to create Buzz for One2One. One2One has very strong relationships with various media outlets.

Event Marketing

Aerial Advertising will be used to target large crowds at large outdoor events and outings.  We can reach crowds of 100,000 plus and more at sporting events, concerts, fairs and on the beach. This is a cost effective means reach a captive audience when they’re outside and relaxed. Our messaging will provoke curiosity and interactivity.

Affiliate Programs

One2One plans to create an affiliate program to access tens of thousands of publishers who promote dating products on a pay for performance basis.

Intellectual Property

We rely on a combination of trademark laws, trade secrets, confidentiality provisions and other contractual provisions to protect our proprietary rights, which are primarily our brand names, product designs and marks. We do not own patents.

Government Regulation and Approvals

We are not aware of any governmental regulations or approvals for any of our products.

Employees

As of the date hereof, we have 1 employee who works full-time.

DESCRIPTION OF PROPERTIES

We do not own any real estate or other physical properties material to our operations. We operate from leased space. Our executive offices are located at 3585 North Courtenay Parkway, Suite 5, Merritt Island, Florida 32953.

RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this Form 8-K before making an investment decision with regard to our securities. The statements contained in or incorporated herein that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, you may lose all or part of your investment.

RISKS RELATING TO OUR COMPANY

Our auditors have expressed substantial doubt about our ability to continue as a going concern.

Our audited financial statements for the year ended December 31, 2011 were prepared assuming that we will continue our operations as a going concern. We were incorporated on November 13, 2011 and do not have a history of earnings. As a result, our independent accountants in their audit report have expressed substantial doubt about our ability to continue as a going concern. Continued operations are dependent on our ability to complete equity or debt financings or generate profitable operations. Such financings may not be available or may not be available on reasonable terms. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty.

There is uncertainty regarding our ability to continue as a going concern, indicating the possibility that we may be required to curtail or discontinue our operations in the future. If we discontinue our operations, you may lose all of your investment.

We have incurred net losses of $403,695 from our inception of One2One Florida on July 13, 2011 to September 30, 2012 and have completed only the preliminary stages of our business plan. We anticipate incurring additional losses before realizing any revenues and will depend on additional financing in order to meet our continuing obligations and ultimately, to attain profitability. We anticipate that our current cash assets will be extinguished by January 31, 2013. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue our business. If we are unable to obtain additional financing from outside sources and eventually produce enough revenues, we may be forced to sell our assets, or curtail or discontinue our operations. If this happens, you could lose all or part of your investment.

We are in an early stage of development. If we are not able to develop out business as anticipated, we may not be able to generate revenues or achieve profitability and you may lose your investment.

We were incorporated on November 13, 2008, and our dated of inception for the purposed of our reverse merger with One2One Florida is July 13, 2011. Our website, which we intend to be our sole vehicle for generating revenues, is incomplete. We have no customers, and we have not earned any revenues to date. Our business prospects are difficult to predict because of our limited operating history, early stage of development, and unproven business strategy. Our primary business activities will be focused on the development of our social networking website, www.one2one.com. Although we believe that our business plan has significant profit potential, we may not attain profitable operations and our management may not succeed in realizing our business objectives. If we are not able to develop out business as anticipated, we may not be able to generate revenues or achieve profitability and you may lose your investment.

We expect to suffer losses in the immediate future that may cause us to curtail or discontinue our operations.

We expect to incur operating losses in future periods. These losses will occur because we do not yet have any revenues to offset the expenses associated with the development of our social networking website and our business operations, generally. We cannot guarantee that we will ever be successful in generating revenues in the future. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will almost certainly fail.

We have limited sales and marketing experience, which increases the risk that our business will fail.

We have budgeted only $725,000 toward sales and marketing efforts over the next 12 months, which by industry standards is a very limited amount of capital with which to launch our effort. Given the relatively small marketing budget and limited experience of our officers, there can be no assurance that such efforts will be successful. Further, if our initial efforts to create a market for our website are not successful, there can be no assurance that we will be able to attract and retain qualified individuals with marketing and sales expertise to attract subscribers to our website. Our future success will depend, among other factors, upon whether our services can be sold at a profitable price and the extent to which consumers acquire, adopt, and continue to use them. There can be no assurance that our website will gain wide acceptance in its targeted markets or that we will be able to effectively market our services.

We may not be able to execute our business plan or stay in business without additional funding.

Our ability to generate future operating revenues depends in part on whether we can obtain the financing necessary to implement our business plan. We will likely require additional financing through the issuance of debt and/or equity in order to establish profitable operations, and such financing may not be forthcoming. As widely reported, the global and domestic financial markets have been extremely volatile in recent months. If such conditions and constraints continue or if there is no investor appetite to finance our specific business, we may not be able to acquire additional financing through credit markets or equity markets. Even if additional financing is available, it may not be available on terms favorable to us. At this time, we have not identified or secured sources of additional financing. Our failure to secure additional financing when it becomes required will have an adverse effect on our ability to remain in business.

If our estimates related to future expenditures are erroneous or inaccurate, our business will fail and you could lose your entire investment.

Our success is dependent in part upon the accuracy of our management’s estimates of our future cost expenditures for legal and accounting services (including those we expect to incur as a publicly reporting company), for website marketing and development expenses, and for administrative expenses, which management estimates to be approximately between $25,000 and $45,000 over the next twelve months. If such estimates are erroneous or inaccurate, or if we encounter unforeseen costs, we may not be able to carry out our business plan, which could result in the failure of our business and the loss of your entire investment.

Any significant disruption in our website presence or services could result in a loss of customers.

Our plans call for our customers to access our service through our website. Our reputation and ability to attract, retain and serve our customers will be dependent upon the reliable performance of our website, network infrastructure and fulfillment processes (how we deliver services purchased by our customers). Prolonged or frequent interruptions in any of these systems could make our website unavailable or unusable, which could diminish the overall attractiveness of our subscription service to existing and potential customers.

Our servers will likely be vulnerable to computer viruses, physical or electronic break-ins and similar disruptions, which could lead to interruptions and delays in our service and operations and loss, misuse or theft of data. It is likely that our website will periodically experience directed attacks intended to cause a disruption in service, which is not uncommon for web-based businesses. Any attempts by hackers to disrupt our website service or our internal systems, if successful, could harm our business, be expensive to remedy and damage our reputation. Efforts to prevent hackers from entering our computer systems are expensive to implement and may limit the functionality of our services. Any significant disruption to our website or internal computer systems could result in a loss of subscribers and adversely affect our business and results of operations.

We are in a competitive market which could impact our ability to gain market share which could harm our financial performance.

The business of niche social networking websites is very competitive. Barriers to entry on the Internet are relatively low, and we face competitive pressures from numerous companies that have existed and been successful in this general market space for many years. There are a number of successful websites operated by proven companies that offer niche social networking, such as we do, which may prevent us from gaining enough market share to become successful. These competitors have existing customers that may form a large part of our targeted client base, and such clients may be hesitant to switch over from already established competitors to our service. If we cannot gain enough market share, our business and our financial performance will be adversely affected.

We are a small company with limited resources relative to our competitors and we may not be able to compete effectively.

The niche social networking websites of our competitors have longer operating histories, greater resources and name recognition, and a larger base of customers than we have. As a result, these competitors will have greater credibility with our potential customers. They also may be able to adopt more aggressive pricing policies and devote greater resources to the development, promotion, and sale of their services than we may be able to devote to our services. . Therefore, we may not be able to compete effectively and our business may fail.

The loss of the services of our sole officer, who also serves as one of our two directors, or our failure to timely identify and retain competent personnel could negatively impact our ability to develop our website and sell our services.

The development of our website and the marketing of our services will continue to place a significant strain on our limited personnel, management, and other resources. Our future success depends upon the continued services of our executive officers who are developing our business, and on our ability to identify and retain competent consultants and employees with the skills required to execute our business objectives. The loss of the services of either of our officers or our failure to timely identify and retain competent personnel could negatively impact our ability to develop our website and sell our services, which could adversely affect our financial results and impair our growth.

We process, store and use personal information and other data, which subjects us to governmental regulation and other legal obligations related to privacy. Our actual or perceived failure to comply with such obligations could harm our business.

We receive, store and process personal information and other user data, including credit card information for certain users. There are numerous federal, state and local laws around the world regarding privacy and the storing, sharing, use, processing, disclosure and protection of personal information and other user data, the scope of which are changing, subject to differing interpretations, and may be inconsistent between countries or conflict with other rules. We generally comply with industry standards and are subject to the terms of our privacy policies and privacy-related obligations to third parties (including, in certain instances, voluntary third-party certification bodies such as TRUSTe). It is possible that these obligations may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another and may conflict with other rules or our practices. Any failure or perceived failure by us to comply with our privacy policies, our privacy-related obligations to users or other third parties, or our privacy-related legal obligations, or any compromise of security that results in the unauthorized release or transfer of personally identifiable information or other user data, may result in governmental enforcement actions, litigation or negative publicity and could cause our users and advertisers to lose trust in us, which could have an adverse effect on our business. Additionally, if third parties with whom we work, such as advertisers, vendors or developers, violate applicable laws or our policies, such violations may also put our users’ information at risk and could have an adverse effect on our business.

Our business is subject to a variety of U.S. and foreign laws, many of which are unsettled and still developing and which could subject us to claims or otherwise harm our business.

We are subject to a variety of laws in the United States and abroad, including laws regarding data retention, privacy, distribution of user-generated content and consumer protection, that are frequently evolving and developing. The scope and interpretation of the laws that are or may be applicable to us are often uncertain and may be conflicting, particularly outside the United States. For example, laws relating to the liability of providers of online services for activities of their users and other third parties are currently being tested by a number of claims, including actions based on invasion of privacy and other torts, unfair competition, copyright and trademark infringement, and other theories based on the nature and content of the materials searched, the ads posted, or the content provided by users. In addition, regulatory authorities around the world are considering a number of legislative and regulatory proposals concerning data protection and other matters that may be applicable to our business. It is also likely that if our business grows and evolves and our solutions are used in a greater number of countries, we will become subject to laws and regulations in additional jurisdictions. It is difficult to predict how existing laws will be applied to our business and the new laws to which we may become subject.

If we are not able to comply with these laws or regulations or if we become liable under these laws or regulations, we could be directly harmed, and we may be forced to implement new measures to reduce our exposure to this liability. This may require us to expend substantial resources or to discontinue certain products or features, which would negatively affect our business. In addition, the increased attention focused upon liability issues as a result of lawsuits and legislative proposals could harm our reputation or otherwise impact the growth of our business. Any costs incurred to prevent or mitigate this potential liability could also harm our business and operating results.

Our potential customers will require a high degree of reliability in the delivery of our services, and if we cannot meet their expectations for any reason, demand for our products and services will suffer.

Our success depends in large part on our ability to assure generally error-free services, uninterrupted operation of our network and software infrastructure, and a satisfactory experience for our customers’ end users when they use Internet-based communications services. To achieve these objectives, we depend on the quality, performance and scalability of our products and services, the responsiveness of our technical support and the capacity, reliability and security of our network operations. We also depend on third parties over which we have no control. For example, our ability to serve our customers is based solely on our network access agreement with one service provider and on that service provider’s ability to provide reliable Internet access. Due to the high level of performance required for critical communications traffic, any failure to deliver a satisfactory experience to end users, whether or not caused by our own failures could reduce demand for our products and services.

We are dependent on our sole officer, who also serves as one of our two directors, without whose services company business operations could cease.

At this time, Mary Spio, our sole officer, who also serves as one of our two directors, is wholly responsible for the development and execution of our business plan. Our sole officer is under no contractual obligation to remain employed by us, although she has no present intention to leave. If our sole officer and director should choose to leave us for any reason before we have hired additional personnel our operations may fail. Even if we are able to find additional personnel, it is uncertain whether we could find qualified management who could develop our business as described herein or would be willing to work for compensation we could afford. Without such management, we could be forced to cease operations and investors in our common stock or other securities could lose their entire investment.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart our Business Startups Act of 2012, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Under the Jumpstart Our Business Startups Act, “emerging growth companies” can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves to this exemption from new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not “emerging growth companies.”

We incur costs associated with SEC reporting compliance, which may significantly affect our financial condition.

The Company made the decision to become an SEC “reporting company” in order to comply with applicable laws and regulations. We incur certain costs of compliance with applicable SEC reporting rules and regulations including, but not limited to attorneys fees, accounting and auditing fees, other professional fees, financial printing costs and Sarbanes-Oxley compliance costs in an amount estimated at approximately $25,000 per year. On balance, the Company determined that the incurrence of such costs and expenses was preferable to the Company being in a position where it had very limited access to additional capital funding.

However, for as long as we remain an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an “emerging growth company.”

We will remain an “emerging growth company” for up to five years, although if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any June 30 before that time, we would cease to be an “emerging growth company” as of the following December 31.

After, and if ever, we are no longer an “emerging growth company,” we expect to incur significant additional expenses and devote substantial management effort toward ensuring compliance with those requirements applicable to companies that are not “emerging growth companies,” including Section 404 of the Sarbanes-Oxley Act.

RISKS ASSOCIATED WITH OUR SECURITIES

Our shares of common stock are very thinly traded, and the price may not reflect our value and there can be no assurance that there will be an active market for our shares of common stock either now or in the future.

Although our common stock is quoted on the Over-the-Counter Bulletin Board, our shares of common stock do not trade and the price of our common stock, if traded, may not reflect our value. There can be no assurance that there will be an active market for our shares of common stock either now or in the future. Market liquidity will depend on the perception of our operating business and any steps that our management might take to bring us to the awareness of investors. There can be no assurance given that there will be any awareness generated. Consequently, investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business. As a result holders of our securities may not find purchasers our securities should they to sell securities held by them. Consequently, our securities should be purchased only by investors having no need for liquidity in their investment and who can hold our securities for an indefinite period of time.

If a more active market should develop, the price of our shares of common stock may be highly volatile. Because there may be a low price for our shares of common stock, many brokerage firms may not be willing to effect transactions in our securities. Even if an investor finds a broker willing to effect a transaction in the shares of our common stock, the combination of brokerage commissions, transfer fees, taxes, if any, and any other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of such shares of common stock as collateral for any loans.

Our common stock is subject to the “penny stock” rules of the sec and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

Under U.S. federal securities legislation, our common stock will constitute “penny stock”. Penny stock is any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve an investor’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

We may, in the future, issue additional common shares, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 300,000,000 shares of common stock, and 50,000,000 shares of “blank check” preferred stock,  100 shares of which have been designated as “Series A Preferred Stock” and 34,000,000 share of which have been designated as “Series B Preferred” Stock  As of the date of this Form 8-K, the Company had 42,500,000 shares of common stock issued and outstanding, 100 shares of Series A Preferred Stock (convertible into 100 shares of common stock) and 34,000,000 shares of Series B Preferred Stock (convertible into 170,000,000 shares of common stock). Accordingly, we may issue up to an additional 87,499,900 shares of common stock and an additional 15,999,900 shares of preferred stock. The future issuance of common stock and/or preferred stock will result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

Our insiders beneficially own a significant portion of our stock, and accordingly, may have control over stockholder matters, our business and management.

As of the date of this Form 8-K, our sole officer, who also is one of our two directors, beneficially owned 100 shares of Series A Preferred Stock (convertible into 100 shares of common stock) and 30,406,200 shares of Series B Preferred Stock (convertible into 152,031,000 shares of our common stock).  Therefore, in the aggregate, Ms. Spio holds approximately 71.5% of our issued and outstanding shares of common stock.  Each share of Series A Preferred Stock is convertible into one share of common stock of the Company and requires the consent of the majority of the holders of Series A Preferred Stock to change the composition of the board of directors or President and Chief Executive Officer of the Company, change the Articles of Incorporation or Bylaws of the Company, or engage in merger, sale of assets, share exchange or other reorganization of the Company. Each share of Series B Preferred Stock is convertible into 5 shares of common stock and equal to 100 votes of common stock of the Company.  As a result, our sole officer, who is also one of our two directors, will have the sole discretion:

●	Elect or defeat the election of our directors;

●	Amend or prevent amendment of our articles of incorporation or bylaws;

●	effect or prevent a merger, sale of assets or other corporate transaction; and

●	affect the outcome of any other matter submitted to the stockholders for vote.

Moreover, because of the significant ownership position held by our insiders, new investors may not be able to effect a change in our business or management, and therefore, shareholders would have no recourse as a result of decisions made by management.

In addition, sales of significant amounts of shares held by Ms. Spio, or the prospect of these sales, could adversely affect the market price of our common stock. Management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Anti-takeover effects of certain provisions of Nevada state law hinder a potential takeover of us.

Though not now, we may be or in the future we may become subject to Nevada’s control share law. A corporation is subject to Nevada’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and it does business in Nevada or through an affiliated corporation. The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors:

(i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder’s shares.

Nevada’s control share law may have the effect of discouraging takeovers of the corporation.

In addition to the control share law, Nevada has a business combination law which prohibits certain business combinations between Nevada corporations and “interested stockholders” for three years after the “interested stockholder” first becomes an “interested stockholder,” unless the corporation’s board of directors approves the combination in advance. For purposes of Nevada law, an “interested stockholder” is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquiror to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of us from doing so if it cannot obtain the approval of our board of directors.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. Stockholders may never be able to sell shares when desired.  Before you invest in our securities, you should be aware that there are various risks. You should consider carefully these risk factors, together with all of the other information included in this annual report before you decide to purchase our securities. If any of the following risks and uncertainties develop into actual events, our business, financial condition or results of operations could be materially adversely affected.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of the results of operations and financial condition for the fiscal year ended December 31, 2011, and for the nine months ended September 30, 2012, should be read in conjunction with our financial statements, and the notes to those financial statements that are included elsewhere in this Form 8-K. References in this section to “we,” “us,” “our” or “One2One Florida” are to the consolidated business of One2One Florida.

Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Cautionary Notice Regarding Forward-Looking Statements and Business sections in this Form 8-K. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

Recent Developments

Reverse Acquisition of One2One Florida

On December 31, 2012, we completed a reverse acquisition transaction through a merger with One2One Florida whereby we acquired all of the issued and outstanding shares of One2One Florida in exchange for 100 shares of Series A Preferred Stock and 34,000,000 shares of Series B Preferred Stock, which represented approximately 80% of our total shares of common stock outstanding (assuming the conversion of the Series A Preferred Stock and Series B Preferred Stock into shares of common stock) immediately following the closing of the transaction.

Under the terms and conditions of the Agreement and Plan of Merger, the Company sold 100 shares of Series A Preferred Stock and 34,000,000 shares of Series B Preferred Stock of the Company and in consideration for all the issued and outstanding shares in One2One Florida.  Each share of Series A Preferred Stock is convertible into one share of common stock of the Company and requires the consent of the majority of the holders of Series A Preferred Stock to change the composition of the board of directors or President and Chief Executive Officer of the Company, change the Articles of Incorporation or Bylaws of the Company, or engage in merger, sale of assets, share exchange or other reorganization of the Company. Each share of Series B Preferred Stock is convertible into 5 shares of common stock and equal to 100 votes of common stock of the Company.  The effect of the issuance is that One2One Florida shareholders now hold approximately 80.0% of the issued and outstanding shares of common stock of the Company.  Mary Spio, the Company’s new President and Chief Executive Officer and Chairman of the Board of Directors, is the sole holder of Series A Preferred Stock and the majority holder of Series B Preferred Stock, which means that she controls the Company.  Separately, One2One Acquisition Corp. merged with One2One Florida, with the effect that One2One Florida is a wholly-owned subsidiary of the Company.  Articles of Merger, effecting the merger of One2One Florida and One2One Acquisition Corp., were filed with the Secretary of State of the State of Nevada on December 31, 2012, and Articles of Merger were filed with the Department of State of the State of Florida on December 31, 2012.

As a result of the reverse acquisition, One2One Florida became our wholly owned subsidiary and the former shareholders of One2One Florida became our controlling stockholders. The share exchange transaction with One2One Florida was treated as a reverse acquisition, with One2One Florida as the acquiror and the Company as the acquired party.

One2One Florida was incorporated on July 13, 2011, in Florida.  The business of One2One Florida is now the principal business of the Company.  One2One Florida is an online and mobile social community that provides single men and women what we believe is an easy and efficient way to meet people, connect and find lifestyle resources such as local events, singles-friendly venues and travel. One2One Florida’s mission is to connect single men and women through shared interests and the things they like to do.  The One2One software provides a lifestyle optimized search engine designed to easily discover or find people, places, events, activities and things to do for singles.

Results of Operations

Three -Month and Nine-Month Periods Ended September 30, 2012 and 2011

We recorded no revenues for the three months and nine months ended September 30, 2012 and 2011. From the period of July 13, 2011 (inception) to September 30, 2012, we recorded no revenues. Future revenue generation is dependent on the successful execution of our plan of operation and the financing described in this Form 8-K

For the three months ended September 30, 2012, we incurred total operating expenses of $60,655 and a net loss of $71,497, consisting of $14,233 of general and administrative expenses, $25,551 of consulting fees, $4,624 of web development expenses, $14,247 of marketing expense, $2,000 of professional fees and interest expense of $10,842. By contrast, for the three months ended September 30, 2011, we incurred total operating expenses of $47,659 and a net loss of $47,658, consisting of $1,319 of general and administrative expenses, $28,408 of consulting fees, $1,383 of web development expenses, $16,299 of marketing expense, $250 of professional fees and interest income of $1.00.

For the nine months ended September 30, 2012, we incurred total operating expenses of $266,439 and a net loss of $291,287, consisting of $41,512 of general and administrative expenses, $107,455 of consulting fees, $32,234 of web development expenses, $79,355 of marketing expense, $5,883 of professional fees, interest expense of $25,240, and interest income of $392.  By contrast, for the nine months ended September 30, 2011, we incurred total operating expenses of $49,609 and a net loss of $49,608, consisting of $1,319 of general and administrative expenses, $28,408 of consulting fees, $3,333 of web development expenses, $16,299 of marketing expense, $250 of professional fees and interest income of $1.00.

From the period of July 13, 2011 (inception) to September 30, 2012, we incurred operating expenses of $378,948, and a total loss before income taxes of $403,695.

For the fiscal year ended December 31, 2011

Since our inception, we have not generated any revenues. As reflected in the accompanying financial statements, we had negative working capital of $41,102 at December 31, 2011, a deficit accumulated during the development stage of $112,408 at December 31, 2011, and a net loss from operations of $112,408 for the year then ended.

Limited Business History; Need for Additional Capital

There is no historical financial information about the Company upon which to base an evaluation of our performance. We are a development stage corporation and have not generated any revenues from our business. We cannot guarantee we will be successful in our business plans. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration and/or development, and possible cost overruns due to price and cost increases in services. We have no intention of entering into a merger or acquisition within the next twelve months and we have a specific business plan and timetable to complete our 12-month plan of operation based on the success of raising funds of not less than $2,135,700.

We anticipate that additional funding, if obtained, will be in the form of equity financing from the sale of our common stock. However, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of shares to fund additional expenditures. We do not currently have any arrangements in place for any future equity financing. Our limited operating history and our lack of significant tangible capital assets makes it unlikely that we will be able to obtain significant debt financing in the near future. If such financing is not available on satisfactory terms, we may be unable to continue or expand our business. Equity financing could result in additional dilution to existing shareholders.

Liquidity and Capital Resources

At September 30, 2012, we had a cash balance of $2,934. We do not have sufficient cash on hand to commence our 12-month plan of operation or to fund our ongoing operational expenses beyond January 31, 2013. We will need to raise funds to commence our 12-month plan of operation and fund our ongoing operational expenses. Additional funding will likely come from equity financing from the sale of our common stock. If we are successful in completing an equity financing, existing shareholders will experience dilution of their interest in our Company. We do not have any financing arranged and we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund our 12-month plan of operation and ongoing operational expenses. In the absence of such financing, our business will likely fail. There are no assurances that we will be able to achieve further sales of our common stock or any other form of additional financing. If we are unable to achieve the financing necessary to continue our plan of operations, then we will not be able to continue our 12-month plan of operation and our business will fail.

PLAN OF OPERATION

We are a development stage corporation which operates a social networking website and have not yet generated or realized any revenues from our business.  The next 12 months will be focused on continuing development of the One2One online and mobile application, marketing activities, adding additional staff for customer support, sales and marketing/partnerships, administrative and operations.

We estimate that we need to raise not less than $2,135,700 to complete our plan of operation, using such funds as follows:

Item	Cost
Content - Video	$60,000
Content Non-Video	$52,500
CEO/CTO	$90,000
Development Team	$120,000
CMO	$65,100
Business Development	$42,000
CFO	$42,000
COO	$54,000
Customer Service	$42,000
Content Manager/Publisher	$54,000
Salaries	$509,100
Rent/Hosting/Comm	$75,000
Total Cost Content	$165,000
Marketing	$720,000
Legal and Accounting	$45,000
TOTAL	$2,135,700

We do not have any financing arranged and we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund our 12-month plan of operation and ongoing operational expenses. In the absence of such financing, our business will likely fail. There are no assurances that we will be able to achieve further sales of our common stock or any other form of additional financing. If we are unable to achieve the financing necessary to continue our plan of operations, then we will not be able to continue our 12-month plan of operation and our business will fail.

The Company believes it can satisfy its cash requirements through January 31, 2012, from its cash of $2,934.

Emerging Growth Company

The JOBS Act permits an “emerging growth company” such as us to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. We are choosing to “opt out” of this provision and, as a result, we will comply with new or revised accounting standards as required when they are adopted. This decision to opt out of the extended transition period is irrevocable.

Summary of Significant Accounting Policies

Development Stage Company

The Company is considered to be in the development stage as defined in ACS 915, “Development Stage Entities”. The Company has devoted substantially all of its efforts to business planning, and development. Additionally, the Company has allocated a substantial portion of their time and investment in bringing their product to the market, and the raising of capital.

Cash and Cash Equivalents

For purposes of the Statement of Cash Flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes. The Company’s bank accounts are deposited in insured institutions. The funds are insured up to $250,000. At September 30, 2012, the Company’s bank deposits did not exceed the insured amounts.

Basic Income (Loss) Per Share

The Company computes loss per share in accordance with “ASC-260,” “Earnings per Share” which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair value of financial instruments

The estimated fair values of financial instruments were determined by management using available market information and appropriate valuation methodologies. The carrying amounts of financial instruments including cash approximate their fair value because of their short maturities.

Website Development Costs

The Company accounts for its Development Costs in accordance with ASC-350-50, “Accounting for Website Development Costs.” The Company’s website comprises multiple features and offerings that are currently developed with ongoing refinements. In connection with the development of its products, the Company has incurred external costs for hardware, software, and consulting services, and internal costs for payroll and related expenses of its technology directly involved in the development.  All hardware costs are capitalized as fixed assets.  Purchased software will be capitalized in accordance with ASC codification 350-50-25 related to accounting for the costs of computer software developed or obtained for internal use.  All other costs are reviewed to determine whether they should be capitalized or expensed.

Income Taxes

The Company follows the liability method of accounting for income taxes.  Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances.  Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

Recent pronouncements

The Company has evaluated all recent accounting pronouncements and believes that none will have a material effect on the company’s financial statements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of the date hereof with respect to the holdings of: (1) each person known to us to be the beneficial owner of more than 5% of our common stock; (2) each of our directors, nominees for director and named executive officers; and (3) all directors and executive officers as a group. To the best of our knowledge, each of the persons named in the table below as beneficially owning the shares set forth therein has sole voting power and sole investment power with respect to such shares, unless otherwise indicated. Unless otherwise specified, the address of each of the persons set forth below is in care of the Company, at the address of: 3585 North Courtenay Parkway, Suite 5, Merritt Island, Florida 32953.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Common Stock (1)
Common Stock	Mary Spio (2)	152,031,100	(3)	71.4%
Common Stock	Paul Nicolini (4)	26,650,100	(5)	3.5%
All directors and executive officers as a group (2 persons)		178,681,200		74.9%

(1) As of December 31, 2012 immediately after the closing of acquisition of One2One Florida, we have 212,500,100 shares of common stock outstanding.   100 of such shares are reserved for issuance for the conversion of 100 shares of Series A Preferred Stock 100 shares of common stock and 170,000,000 shares are reserved for the conversion of 34,000,000 shares Series B Preferred Stock into 170,000,000 shares of common stock.

(2) President and Chief Executive Officer, Secretary, Treasurer, and Chairman of the Board of Directors.

(3) Of the 152,031,100 shares of common stock referenced, 152,031,000 shares are reserved for issuance upon the conversion at any time upon the discretion of Ms. Spio from 30,406,200 shares of Series B Preferred Stock currently held by her, and 100 shares are reserved for issuance upon the conversion at any time upon the discretion of Ms. Spio from 100 shares of Series A Preferred Stock currently held by her.

(4) Director.

(5) All 26,650,100 shares of common stock referenced are reserved for issuance upon the conversion at any time upon the discretion of Mr. Nicolini from 1,496,000 shares of Series B Preferred Stock currently held by him.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the names, ages, and positions of our executive officers and directors as of the date of this Form 8-K.

Name	Age	Positions
Mary Spio	40	President and Chief Executive Officer, Secretary, Treasurer, and Chairman of the Board of Directors
Paul Nicolini	48	Director

Mary Spio
President and Chief Executive Officer, Secretary, Treasurer, and Chairman of the Board of Directors

Mary Spio has served as our President and Chief Executive Officer, and Chairman of the Board of Directors, since December 31, 2012.  In July 2011, Ms. Spio founded One2One Living Corporation, a Florida corporation, where she currently serves as President and Chief Executive Officer, and director.  From May 2007 until July 2010, Ms. Spio served as President and Director of Gen2Media Corporation (since renamed “Vidaroo Corporation”) and served as Managing Member of E360, LLC, a subsidiary of Vidaroo Corporation, from July 12, 2006 to May 1, 2007.  From May 2007 until September 2008, Ms. Spio served as Chief Executive Officer of Gen2Media Corporation.   From July 2004 through July 2006, Ms. Spio was a founding member and Chief Executive Officer of Next Galaxy Media where she patented Customer Engagement and Demographic Targeting Technology inventions.

Ms. Spio is a member of the USA Today panel of CEOs, Presidents, Founders, and Chairmen, where she advises on leadership trends several times a year. She is named alongside Oprah in NBC News and the GRIO’s 100 History makers in the making.

Ms. Spio holds a Master of Science in Electrical Engineering and Computer Science, Global Innovation Management from Georgia Institute of Technology and Bachelor of Science in Electrical Engineering from Syracuse University.

Paul Nicolini
Director

Mr. Nicolini has served as a Director since December 31, 2012.  Mr. Nicolini was a stock broker from 1988 until 2010, holding series 6, 7 and 24 licenses, as well as also life, health and variable annuity licenses.  Mr. Nicolini is also an Air Force veteran.

Employment Agreements

We currently do not have employment agreement with any our directors and executive officers.

Family Relationships

There are no family relationships between any of our directors or executive officers and any other directors or executive officers.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers have been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or has been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement.

Code of Ethics

We have not adopted a Code of Ethics but expect to adopt a Code of Ethics and will require that each employee abide by the terms of such Code of Ethics.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information regarding each element of compensation that we paid or awarded to our named executive officers for fiscal 2011 and 2010.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) *	Option Awards ($) *	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)
Brian Cohen; President, Secretary, Treasurer and Director (1)	2011 2010	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-

Deng Zhang President, CEO, and Chairman of the Board of Directors (2)	2011 2010	-0- -0-	-0- 1,000	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- 1,000

Jiangkun Shi CFO and Treasurer (3)	2011 2010	-0- -0-	-0- 800	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- 800

Ping Zhao Secretary (4)	2011 2010	-0- -0-	-0- 650	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- 650

(1)  Appointed President, Secretary, Treasurer and Director on November 3, 2011.
(2)  Resigned as President, CEO, and Chairman of the Board of Directors on November 3, 2011.
(3)  Resigned as CFO on August 22, 2011.  Resigned as Treasurer on November 3, 2011.
(4)  Resigned as Secretary on November 3, 2011.

There has been no cash payment paid to the executive officers for services rendered in all capacities to us for the period ended December 31, 2010. There has been no compensation awarded to, earned by, or paid to the executive officers by any person for services rendered in all capacities to us for the fiscal period ended December 31, 2010.

Option Grants

We had no outstanding equity awards as of the end of fiscal 2011.

Option Exercises and Fiscal Year-End Option Value Table.

There were no stock options exercised during fiscal 2011 by the named executive officers.

Long-Term Incentive Plans and Awards

There were no awards made to a named executive officer in fiscal 2011 under any long-term incentive plan.

Employment Contracts, Termination of Employment, Change-in-Control Arrangements

We do not have employment agreement with our officers and directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

On December 31, 2012, One2One Living Corporation, a Nevada corporation (the “Company”) entered into an Agreement and Plan of Merger dated December 31, 2012 (the “Agreement and Plan of Merger”), by and among the Company, One2One Acquisition Corp., a Nevada corporation and a wholly-owned subsidiary of the Company (“One2One Acquisition Corp.”), and One2One Living Corporation, a Florida corporation (“One2One Florida”).

Under the terms and conditions of the Agreement and Plan of Merger, the Company sold 100 shares of Series A Preferred Stock and 34,000,000 shares of Series B Preferred Stock of the Company and in consideration for all the issued and outstanding shares in One2One Florida.  Each share of Series A Preferred Stock is convertible into one share of common stock of the Company and requires the consent of the majority of the holders of Series A Preferred Stock to change the composition of the board of directors or President and Chief Executive Officer of the Company, change the Articles of Incorporation or Bylaws of the Company, or engage in merger, sale of assets, share exchange or other reorganization of the Company. Each share of Series B Preferred Stock is convertible into 5 shares of common stock and equal to 100 votes of common stock of the Company.  The effect of the issuance is that One2One Florida shareholders now hold approximately 80.0% of the issued and outstanding shares of common stock of the Company.  Mary Spio, the Company’s new President and Chief Executive Officer and Chairman of the Board of Directors, is the sole holder of Series A Preferred Stock and the majority holder of Series B Preferred Stock, which means that she controls the Company.  Separately, One2One Acquisition Corp. merged with One2One Florida, with the effect that One2One Florida is a wholly-owned subsidiary of the Company.  Articles of Merger, effecting the merger of One2One Florida and One2One Acquisition Corp., were filed with the Secretary of State of the State of Nevada on December 31, 2012, and Articles of Merger were filed with the Department of State of the State of Florida on December 31, 2012.
.
 One2One Florida was incorporated on July 13, 2011, in Florida.  The business of One2One Florida is now the principal business of the Company.

In connection with the merger, Mary Spio has agreed pursuant to a Lockup and Shareholder Agreement dated December 12, 2012, by and between the Company and Ms. Spio, not to sell, assign, transfer, pledge, hypothecate or otherwise dispose of or transfer any of the Series A Preferred Stock or Series B Preferred Stock, or their respective underlying shares of common stock, Ms. Spio received from the Company until June 12, 2013.

The Lockup and Shareholder Agreement also provides that so long as any shares of common stock of the Company issued and outstanding on December 12, 2012, are held by such holder of common stock prior to June 12, 2013, the Company or One2One Florida shall not, without first obtaining the approval (by vote or written consent, as provided by law) of such of common stock of Parent on December 12, 2012:

(a)	amend the Articles or the Company’s or the Parent’s Bylaws;

(b)
change or modify the rights, preferences or other terms of the any securities of the Parent or the Company, or increase or decrease the number of authorized shares of the Parent’s or the Company’s securities;

(c)	effect any forward or reverse split of any issued or outstanding securities of the Parent or the Company or otherwise reclassify or recapitalize any outstanding equity securities;

(d)
authorize or issue, or undertake an obligation to authorize or issue, any equity securities (or any debt securities convertible into or exercisable for any equity securities), except that the Parent may issue that number of shares of common stock equal to seven percent (7%) of the issued and outstanding number of shares of common stock of the parent immediately after consummation of the Merger and issuance of the Merger Shares pursuant to the Merger;

(e)
authorize or effect any transaction constituting a Liquidation Event (as defined in this subparagraph) under the Articles, or any other merger or consolidation of the Parent or the Company.  For purposes of this Agreement, a “Liquidation Event” shall mean: (1) the closing of the sale, transfer or other disposition of all or substantially all of the Parent’s or the Company’s assets (including an irrevocable or exclusive license with respect to all or substantially all of the Parent’s or the Company’s intellectual property); (2) the consummation of a merger, share exchange or consolidation with or into any other corporation, limited liability company or other entity, (3) authorize or effect any transaction liquidation, dissolution or winding up of the Parent or the Company, either voluntary or involuntary, provided, however, that none of the following shall be considered a Deemed Liquidation: (i) a merger effected exclusively for the purpose of changing the domicile of the Parent or the Company, or (ii) the Merger itself;

(f)	declare or pay any dividends or make any other distribution with respect to any class or series of capital stock;

(g)
redeem, repurchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any outstanding shares of capital stock (other than the repurchase of shares of common stock from employees, consultants or other service providers pursuant to agreements approved by the Board of Directors under which the Parent or the Company has the option to repurchase such shares at no greater than original cost upon the occurrence of certain events, such as the termination of employment);

(h)
amend any stock option plan of the Parent or the Company, if any (other than amendments that do not require approval of the stockholders under the terms of the plan or applicable law) or approve any new equity incentive plan; or

(i)	transfer assets to any subsidiary or other affiliated entity.

Pursuant to a Stock Redemption Agreement dated December 31, 2012, Brain Cohen, who served as President and Chief Executive Officer, Secretary, Treasurer and Director from November 3, 2011 until December 31, 2012, the Company redeemed from Mr. Cohen 45,150,000 shares of common stock of the Company for an aggregate redemption price of $45.15 and a mutual release of claims with the Company, the effect of which is that Mr. Cohen holds no shares of common stock or any other securities of the Company immediately following the redemption.

DIRECTOR INDEPENDENCE

Our board of directors is currently composed of two members, none of whom qualifies as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

LEGAL PROCEEDINGS

We are not currently involved in any legal proceedings.  From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

MARKET PRICE OF AND DIVIDENDS ON OUR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Since June 2009, our common stock has been quoted on the OTCQB tier of the OTC Markets Group Inc., currently under the symbol “LOVI.”  From June 2009 until June 4, 2012, our common stock was quoted on the OTC Bulletin Board the OTCQB tier of the OTC Markets Group Inc. under the symbol “JINM”. On November 20, 2012, our shares of common stock became ineligible for quotation on OTCBB due to quoting inactivity under SEC Rule 15c2-11.  We hope to have a market maker file an application with the Financial Industry Regulatory Authority for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board again.  We do not yet have a market maker who has agreed to file such application. The table below sets forth the high and low bid prices for our common stock for the period indicated as reported on the OTC Markets Group Inc. website.

	Common Stock Market Price
Financial Quarter Ended	High ($)	Low ($)
September 30, 2011	21	0.17
June 30, 2011	0.00	0.00
March 31, 2011	0.00	0.00
December 31, 2010	0.00	0.00
September 30,2010	0.00	0.00
June 30, 2010	0.00	0.00
March 31, 2010	0.00	0.00
December 31, 2009	0.00	0.00

As of December 31, 2012, there were approximately 212,500,100 shares of our common stock were issued and outstanding.

Holders

As of December 31, 2012, there were approximately 30 holders of record of our common stock, 19 holders of record of our shares of Series B Preferred Stock, and 1 holder of record of our Series A Preferred Stock. This number does not include shares held by brokerage clearing houses, depositories or others in unregistered form.

Dividends

We have never declared or paid a cash dividend. Any future decisions regarding dividends will be made by our Board of Directors. We currently intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Our Board of Directors has complete discretion on whether to pay dividends. Even if our Board of Directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the Board of Directors may deem relevant.

Securities Authorized for Issuance under Equity Compensation Plans

We do not have in effect any compensation plans under which our equity securities are authorized for issuance.

 Penny Stock Regulations

The Commission has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share. Our common stock, when and if a trading market develops, may fall within the definition of penny stock and be subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000, or annual incomes exceeding $200,000 individually, or $300,000, together with their spouse).

For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s prior written consent to the transaction. Additionally, for any transaction, other than exempt transactions, involving a penny stock, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the “penny stock” rules may restrict the ability of broker-dealers to sell our common stock and may affect the ability of investors to sell their common stock in the secondary market.

RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to the disclosure set forth under Item 3.02 of this report, which disclosure is incorporated by reference into this section.

DESCRIPTION OF OUR SECURITIES

Introduction

In the discussion that follows, we have summarized selected provisions of our articles of incorporation relating to our capital stock. This summary is not complete. This discussion is subject to the relevant provisions of Nevada law and is qualified in its entirety by reference to our articles of incorporation and our bylaws. You should read our articles of incorporation and our bylaws as currently in effect for provisions that may be important to you.

Authorized Capital Stock

Our authorized share capital consists of 350,000,000 shares of common stock, par value $0.001 per share, of which 300,000,00 are shares of common stock and 50,000,000 shares have been designated as “blank check” preferred stock. Of the 50,000,000 shares designated as blank check Preferred Stock, 100 shares have been designated as “Series A Preferred Stock” and 34,000,000 have been designated as “Series B preferred Stock.”   As of December 31, 2012, there were 42,500,000 shares of our common stock outstanding, 100 shares of Series A Preferred Stock (convertible into 100 shares of common stock) outstanding, and 34,000,000 shares of Series B Preferred Stock (convertible into 170,000,000 shares of common stock) outstanding.

Common Stock

Each share of our common stock entitles its holder to one vote in the election of each director and on all other matters voted on generally by our stockholders, other than any matter that (1) solely relates to the terms of any outstanding series of preferred stock or the number of shares of that series and (2) does not affect the number of authorized shares of preferred stock or the powers, privileges and rights pertaining to the common stock. No share of our common stock affords any cumulative voting rights. This means that the holders of a majority of the voting power of the shares voting for the election of directors can elect all directors to be elected if they choose to do so.

Holders of our common stock will be entitled to dividends in such amounts and at such times as our Board of Directors in its discretion may declare out of funds legally available for the payment of dividends. We currently intend to retain our entire available discretionary cash flow to finance the growth, development and expansion of our business and do not anticipate paying any cash dividends on the common stock in the foreseeable future. Any future dividends will be paid at the discretion of our Board of Directors after taking into account various factors, including:

●	general business conditions;
●	industry practice;
●	our financial condition and performance;
●	our future prospects;
●	our cash needs and capital investment plans;
●	income tax consequences; and
●	the restrictions Nevada and other applicable laws and our credit arrangements then impose.

If we liquidate or dissolve our business, the holders of our common stock will share ratably in all our assets that are available for distribution to our stockholders after our creditors are paid in full.

Our common stock has no preemptive rights and is not convertible or redeemable or entitled to the benefits of any sinking or repurchase fund.

Series A Preferred Stock

The following is a summary of the material rights and restrictions associated with our Series A Preferred Stock. Each share of Series A Preferred Stock is convertible on a one-for-one basis into common stock and has all of the voting rights that the holders of our common stock has and so long as any shares of Series A Preferred Stock are outstanding, The Company shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock, voting as a separate class:

(1)    amend our Articles of Incorporation or Bylaws;

(2)    change or modify the rights, preferences or other terms of the Series A Preferred Stock, or increase or decrease the number of authorized shares of Series A Preferred Stock;

(3)    reclassify or recapitalize any outstanding equity securities, or authorize or issue, or undertake an obligation to authorize or issue, any equity securities (or any debt securities convertible into or exercisable for any equity securities) having rights, preferences or privileges senior to or on a parity with the Series A Preferred Stock;

(4)    authorize or effect any transaction constituting a Deemed Liquidation (as defined in this subparagraph), or any other merger or consolidation of the Corporation. For purposes of this paragraph, a “Deemed Liquidation” shall mean: (A) the closing of the sale, transfer or other disposition of all or substantially all of the Corporation’s assets (including an irrevocable or exclusive license with respect to all or substantially all of the Corporation’s intellectual property); (B) the consummation of a merger, share exchange or consolidation with or into any other corporation, limited liability company or other entity (except one in which the holders of capital stock of the Corporation as constituted immediately prior to such merger, share exchange or consolidation continue to hold at least 50% of the voting power of the capital stock of the Corporation or the surviving or acquiring entity (or its parent entity)), (C) authorize or effect any transaction liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, provided , however , that none of the following shall be considered a Deemed Liquidation: (i) a merger effected exclusively for the purpose of changing the domicile of the Corporation, or (ii) a transaction or other event deemed to be exempt from the definition of a Deemed Liquidation by the holders of at least a majority of the then outstanding Series A Preferred Stock;

(5)    increase or decrease the size of the Board of Directors as provided in the Bylaws of the Corporation or remove any of the Series A Directors (unless approved by the Board of Directors including the Series A Directors);

(6)    declare or pay any dividends or make any other distribution with respect to any class or series of capital stock (unless approved by the Board of Directors including the Series A Directors);

(7)    redeem, repurchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any outstanding shares of capital stock (other than the repurchase of shares of common stock from employees, consultants or other service providers pursuant to agreements approved by the Board of Directors under which the Corporation has the option to repurchase such shares at no greater than original cost upon the occurrence of certain events, such as the termination of employment) (unless approved by the Board of Directors including the Series A Directors);

(8)    amend any stock option plan of the Corporation, if any (other than amendments that do not require approval of the stockholders under the terms of the plan or applicable law) or approve any new equity incentive plan;

(9)    replace the President and/or Chief Executive Officer of the Corporation (unless approved by the Board of Directors including the Series A Directors); or

(10)  transfer assets to any subsidiary or other affiliated entity.

Series B Preferred Stock

The following is a summary of the material rights and restrictions associated with our Series B Preferred Stock.  Each share of Series B Preferred Stock is (i) convertible, at the option of the holder, on a 1-for-5 basis, into shares of common stock (subject to stock dividends, stock splits and the like) of the Company, (ii) automatically converts into shares common stock immediately prior to a merger, sale of assets, share exchange, or other reorganization, and (iii) has voting rights equal to 100 shares of common stock (subject to stock dividends, stock split and the like).

Transfer Agent and Registrar

The Transfer Agent for our common stock is Holladay Stock Transfer at 2939 North 67th Place, Scottsdale, Arizona 85251, and their telephone number is (480) 481-3941.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Subsection 7 of Section 78.138 of the Nevada Revised Statutes (the “Nevada Law”) provides that, subject to certain very limited statutory exceptions, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer, unless it is proven that the act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and such breach of those duties involved intentional misconduct, fraud or a knowing violation of law. The statutory standard of liability established by Section 78.138 controls even if there is a provision in the corporation’s articles of incorporation unless a provision in the Company’s Articles of Incorporation provides for greater individual liability.

Subsection 1 of Section 78.7502 of the Nevada Law empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (any such person, a “Covered Person”), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Covered Person in connection with such action, suit or proceeding if the Covered Person is not liable pursuant to Section 78.138 of the Nevada Law or the Covered Person acted in good faith and in a manner the Covered Person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe the Covered Person’s conduct was unlawful.

Subsection 2 of Section 78.7502 of the Nevada Law empowers a corporation to indemnify any Covered Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in the capacity of a Covered Person against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the Covered Person in connection with the defense or settlement of such action or suit, if the Covered Person is not liable pursuant to Section 78.138 of the Nevada Law or the Covered Person acted in good faith and in a manner the Covered Person reasonably believed to be in or not opposed to the best interests of the Corporation. However, no indemnification may be made in respect of any claim, issue or matter as to which the Covered Person shall have been adjudged by a court of competent jurisdiction (after exhaustion of all appeals) to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances the Covered Person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.7502 of the Nevada Law further provides that to the extent a Covered Person has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in Subsection 1 or 2, as described above, or in the defense of any claim, issue or matter therein, the corporation shall indemnify the Covered Person against expenses (including attorneys’ fees) actually and reasonably incurred by the Covered Person in connection with the defense.

Subsection 1 of Section 78.751 of the Nevada Law provides that any discretionary indemnification pursuant to Section 78.7502 of the Nevada Law, unless ordered by a court or advanced pursuant to Subsection 2 of Section 78.751, may be made by a corporation only as authorized in the specific case upon a determination that indemnification of the Covered Person is proper in the circumstances. Such determination must be made (a) by the stockholders, (b) by the board of directors of the corporation by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, (c) if a majority vote of a quorum of such non-party directors so orders, by independent legal counsel in a written opinion, or (d) by independent legal counsel in a written opinion if a quorum of such non-party directors cannot be obtained.

Subsection 2 of Section 78.751 of the Nevada Law provides that a corporation’s articles of incorporation or bylaws or an agreement made by the corporation may require the corporation to pay as incurred and in advance of the final disposition of a criminal or civil action, suit or proceeding, the expenses of officers and directors in defending such action, suit or proceeding upon receipt by the corporation of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. Subsection 2 of Section 78.751 further provides that its provisions do not affect any rights to advancement of expenses to which corporate personnel other than officers and directors may be entitled under contract or otherwise by law.

Subsection 3 of Section 78.751 of the Nevada Law provides that indemnification pursuant to Section 78.7502 of the Nevada Law and advancement of expenses authorized in or ordered by a court pursuant to Section 78.751 does not exclude any other rights to which the Covered Person may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his or her official capacity or in another capacity while holding his or her office. However, indemnification, unless ordered by a court pursuant to Section 78.7502 or for the advancement of expenses under Subsection 2 of Section 78.751 of the Nevada Law, may not be made to or on behalf of any director or officer of the corporation if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and were material to the cause of action. Additionally, the scope of such indemnification and advancement of expenses shall continue for a Covered Person who has ceased to be a director, officer, employee or agent of the corporation, and shall inure to the benefit of his or her heirs, executors and administrators.

Section 78.752 of the Nevada Law empowers a corporation to purchase and maintain insurance or make other financial arrangements on behalf of a Covered Person for any liability asserted against such person and liabilities and expenses incurred by such person in his or her capacity as a Covered Person or arising out of such person’s status as a Covered Person whether or not the corporation has the authority to indemnify such person against such liability and expenses.

The Bylaws of the Company provide for indemnification of Covered Persons substantially identical in scope to that permitted under the Nevada Law. Such Bylaws provide that the expenses of directors and officers of the Company incurred in defending any action, suit or proceeding, whether civil, criminal, administrative or investigative, must be paid by the Company as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it is ultimately determined by a court of competent jurisdiction that the director or officer is not entitled to be indemnified by the Company.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no other changes to our independent registered public accountants within the past two fiscal years.

Item 3.03 Material Modification to Rights of Security Holders

On December 24, 2012, we filed with the Secretary of State of the State of Nevada (i) a Certificate of Designation designating 100 shares of “blank check” preferred stock as “Series A Preferred Stock” and (ii) a Certificate of Designation designating 34,000,000 shares of “blank check” preferred stock as “Series B Preferred Stock”.

Series A Preferred Stock

The following is a summary of the material rights and restrictions associated with our Series A Preferred Stock. Each share of Series A Preferred Stock is convertible on a one-for-one basis into common stock and has all of the voting rights that the holders of our common stock has and so long as any shares of Series A Preferred Stock are outstanding, The Company shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock, voting as a separate class:

(1)    amend our Articles of Incorporation or Bylaws;

(2)    change or modify the rights, preferences or other terms of the Series A Preferred Stock, or increase or decrease the number of authorized shares of Series A Preferred Stock;

(3)    reclassify or recapitalize any outstanding equity securities, or authorize or issue, or undertake an obligation to authorize or issue, any equity securities (or any debt securities convertible into or exercisable for any equity securities) having rights, preferences or privileges senior to or on a parity with the Series A Preferred Stock;

(4)    authorize or effect any transaction constituting a Deemed Liquidation (as defined in this subparagraph), or any other merger or consolidation of the Corporation. For purposes of this paragraph, a “Deemed Liquidation” shall mean: (A) the closing of the sale, transfer or other disposition of all or substantially all of the Corporation’s assets (including an irrevocable or exclusive license with respect to all or substantially all of the Corporation’s intellectual property); (B) the consummation of a merger, share exchange or consolidation with or into any other corporation, limited liability company or other entity (except one in which the holders of capital stock of the Corporation as constituted immediately prior to such merger, share exchange or consolidation continue to hold at least 50% of the voting power of the capital stock of the Corporation or the surviving or acquiring entity (or its parent entity)), (C) authorize or effect any transaction liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, provided , however , that none of the following shall be considered a Deemed Liquidation: (i) a merger effected exclusively for the purpose of changing the domicile of the Corporation, or (ii) a transaction or other event deemed to be exempt from the definition of a Deemed Liquidation by the holders of at least a majority of the then outstanding Series A Preferred Stock;

(5)    increase or decrease the size of the Board of Directors as provided in the Bylaws of the Corporation or remove any of the Series A Directors (unless approved by the Board of Directors including the Series A Directors);

(6)    declare or pay any dividends or make any other distribution with respect to any class or series of capital stock (unless approved by the Board of Directors including the Series A Directors);

(7)    redeem, repurchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any outstanding shares of capital stock (other than the repurchase of shares of common stock from employees, consultants or other service providers pursuant to agreements approved by the Board of Directors under which the Corporation has the option to repurchase such shares at no greater than original cost upon the occurrence of certain events, such as the termination of employment) (unless approved by the Board of Directors including the Series A Directors);

(8)    amend any stock option plan of the Corporation, if any (other than amendments that do not require approval of the stockholders under the terms of the plan or applicable law) or approve any new equity incentive plan;

(9)    replace the President and/or Chief Executive Officer of the Corporation (unless approved by the Board of Directors including the Series A Directors); or

(10)  transfer assets to any subsidiary or other affiliated entity.

Series B Preferred Stock

The following is a summary of the material rights and restrictions associated with our Series B Preferred Stock.  Each share of Series B Preferred Stock is (i) convertible, at the option of the holder, on a 1-for-5 basis, into shares of common stock (subject to stock dividends, stock splits and the like) of the Company, (ii) automatically converts into shares common stock immediately prior to a merger, sale of assets, share exchange, or other reorganization, and (iii) has voting rights equal to 100 shares of common stock (subject to stock dividends, stock split and the like).

Item 3.02  Unregistered Sales of Equity Securities.

On December 31, 2012, pursuant to the terms and conditions of the Agreement and Plan of Merger, the Company sold 100 shares of Series A Preferred Stock and 34,000,000 shares of Series B Preferred Stock of the Company and in consideration for all the issued and outstanding shares in One2One Florida.  Each share of Series A Preferred Stock is convertible into one share of common stock of the Company and requires the consent of the majority of the holders of Series A Preferred Stock to change the composition of the board of directors or President and Chief Executive Officer of the Company, change the Articles of Incorporation or Bylaws of the Company, or engage in merger, sale of assets, share exchange or other reorganization of the Company. Each share of Series B Preferred Stock is convertible into 5 shares of common stock and equal to 100 votes of common stock of the Company.  The effect of the issuance is that One2One Florida shareholders now hold approximately 80.0% of the issued and outstanding shares of common stock of the Company.  Mary Spio, the Company’s new President and Chief Executive Officer and Chairman of the Board of Directors, is the sole holder of Series A Preferred Stock and the majority holder of Series B Preferred Stock, which means that she controls the Company.  Separately, One2One Acquisition Corp. merged with One2One Florida, with the effect that One2One Florida is a wholly-owned subsidiary of the Company.  Articles of Merger, effecting the merger of One2One Florida and One2One Acquisition Corp., were filed with the Secretary of State of the State of Nevada on December 31, 2012, and Articles of Merger were filed with the Department of State of the State of Florida on December 31, 2012.

The Company offered and sold the shares in reliance on the exemption from registration pursuant to Section 4(2) of Securities Act.

 Item 5.01  Changes in Control of Registrant.

Pursuant to the term and conditions of the Agreement and Plan of Merger, on December 31, 2012, Mary Spio and Paul Nicolini were appointed to the Board of Directors, with Ms. Spio being the Chairman of the Board of Directors.  Ms. Spio was also was appointed President and Chief Executive Officer, Secretary and Treasurer.

On December 31, 2012, pursuant to the terms and conditions of the Agreement and Plan of Merger, the Company sold 100 shares of Series A Preferred Stock and 34,000,000 shares of Series B Preferred Stock of the Company and in consideration for all the issued and outstanding shares in One2One Florida.  The effect of the issuance is that One2One Florida shareholders now hold approximately 80.0% of the issued and outstanding shares of common stock of the Company.  Mary Spio, the Company’s new President and Chief Executive Officer and Chairman of the Board of Directors, is the sole holder of Series A Preferred Stock and the majority holder of Series B Preferred Stock, which means that she controls the Company.

Each share of Series A Preferred Stock is convertible on a one-for-one basis into common stock and has all of the voting rights that the holders of our common stock has.  In addition, the holders of a majority of the shares of Series A Preferred Stock represented at a duly called special or annual meeting of such shareholders or by an action by written consent for that purpose shall be entitled to elect three (3) directors (the “Series A Directors”).  The holders of the Series A Preferred Stock may waive their rights to elect such three (3) directors at any time and assign such right to the board of directors to elect such directors; and (b) the holders of a majority of the shares of common stock represented at a duly called special or annual meeting of such shareholders or by an action by written consent for that purpose shall be entitled to elect two (2)   directors.

So long as any shares of Series A Preferred Stock are outstanding, the Company shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock, voting as a separate class:

(1)   amend our Articles of Incorporation or Bylaws;

(2)   change or modify the rights, preferences or other terms of the Series A Preferred Stock, or increase or decrease the number of authorized shares of Series A Preferred Stock;

(3)   reclassify or recapitalize any outstanding equity securities, or authorize or issue, or undertake an obligation to authorize or issue, any equity securities (or any debt securities convertible into or exercisable for any equity securities) having rights, preferences or privileges senior to or on a parity with the Series A Preferred Stock;

(4)   authorize or effect any transaction constituting a Deemed Liquidation (as defined in this subparagraph), or any other merger or consolidation of the Company. For purposes of this paragraph, a “Deemed Liquidation” shall mean: (A) the closing of the sale, transfer or other disposition of all or substantially all of the Company’s assets (including an irrevocable or exclusive license with respect to all or substantially all of the Company’s intellectual property); (B) the consummation of a merger, share exchange or consolidation with or into any other corporation, limited liability company or other entity (except one in which the holders of capital stock of the Company as constituted immediately prior to such merger, share exchange or consolidation continue to hold at least 50% of the voting power of the capital stock of the Company or the surviving or acquiring entity (or its parent entity)), (C) authorize or effect any transaction liquidation, dissolution or winding up of the Company, either voluntary or involuntary, provided , however , that none of the following shall be considered a Deemed Liquidation: (i) a merger effected exclusively for the purpose of changing the domicile of the Company, or (ii) a transaction or other event deemed to be exempt from the definition of a Deemed Liquidation by the holders of at least a majority of the then outstanding Series A Preferred Stock;

(5)   increase or decrease the size of the Board of Directors as provided in the Bylaws of the Company or remove any of the Series A Directors (unless approved by the Board of Directors including the Series A Directors);

(6)   declare or pay any dividends or make any other distribution with respect to any class or series of capital stock (unless approved by the Board of Directors including the Series A Directors);

(7)   redeem, repurchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any outstanding shares of capital stock (other than the repurchase of shares of common stock from employees, consultants or other service providers pursuant to agreements approved by the Board of Directors under which the Company has the option to repurchase such shares at no greater than original cost upon the occurrence of certain events, such as the termination of employment) (unless approved by the Board of Directors including the Series A Directors);

(8)   amend any stock option plan of the Company, if any (other than amendments that do not require approval of the stockholders under the terms of the plan or applicable law) or approve any new equity incentive plan;

(9)   replace the President and/or Chief Executive Officer of the Company (unless approved by the Board of Directors including the Series A Directors); or

(10)  transfer assets to any subsidiary or other affiliated entity.

The Company issued the shares of Series A Preferred Stock and Series B Preferred Stock on December 31, 2012.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

On March 26, 2012 the Board of Directors and the majority of voting power held by our stockholders, approved an amendment to our Articles of Incorporation to effect a change of our name from “Jinmimi Network Inc.” to “One2One Living Corporation” (the “Name Change”).  Under Rule 14c-2, promulgated pursuant to the Exchange Act, the Name Change shall became effective on May 6, 2012.

The Financial Industry Regulatory Authority (“FINRA”) effected the Name change on June 4, 2012.   Under the laws of Nevada, the Name Change was effective on May 14, 2012, when the Secretary of State of the State of Nevada accepted for filing a Certificate of Amendment to the Company’s Articles of Incorporation, effecting the Name Change.

A description of an amendment to our Articles of Incorporation to effect the designation of 100 shares of “blank check” preferred stock as “Series A Preferred Stock” designation of 34,000,000 shares of “blank check” preferred stock as “Series B Preferred Stock”, contained in Item 3.03 of this Current Report on Form 8-K is incorporated herein by this reference.

Item 5.06 Change in Shell Company Status

Reference is made to the disclosure set forth under Items 1.01 and 2.01 of this Form 8-K, which disclosure is incorporated herein by reference.  On December 31, 2012, we entered into the Agreement and Plan of Merger, and Articles of Merger, effecting the merger of One2One Florida with and into One2One Acquisition Corp., a wholly owned subsidiary of the Company, Articles of Merger were filed with the Secretary of State of the State of Nevada on December 31, 2012 and Articles of Merger were filed with the Department of State of the State of Florida on December 31, 2012.  As a result of the consummation of the transactions contemplated by the Agreement and Plan of Merger, One2One Florida became our wholly-owned operating subsidiary and we are no longer a shell company as that term is defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Filed herewith as Exhibit 99.1 to this Form 8-K and incorporated herein by reference are (i) the Audited Financial Statements for the year ended December 31, 2011 for One2One Florida, and (ii)  the Unaudited Financial Statements for the nine months ended September 30, 2012 for One2One Florida.

(b) Pro Forma Financial Information.

Filed herewith as Exhibit 99.2 to this Form 8-K and incorporated herein by reference is unaudited pro forma combined financial information of One2One Living Corporation and its wholly owned subsidiary, One2One Florida

(c) Shell Company Transactions.

Reference is made to Items 9.01(a) and 9.01(b) and the exhibits referred to therein which are incorporated herein by reference.

(d) Exhibits:

Exhibit	Description
2.1
Agreement and Plan of Merger dated December 31, 2012, by and among One2One Living Corporation, a Nevada corporation, One2One Acquisition Corp., a Nevada corporation, and One2One Living Corporation, a Florida corporation

2.2	Form of Articles of Merger
2.3	Form of Articles of Merger
3.1	Certificate of Amendment to Articles of Incorporation
3.2	Certificate of Designation for Series A Preferred Stock
3.3	Certificate of Designation for Series B Preferred Stock
10.1	Lockup and Shareholder Agreement dated December 12, 2012, by and between the Registrant and Mary Spio
10.2	Stock Redemption Agreement dated December 31, 2012 by and between the Registrant and Brain Cohen
99.1
Audited Financial Statements for the year ended December 31, 2011 for One2One Living Corporation, a Florida corporation, and Unaudited Financial Statements for the period ended September 30, 2012 (unaudited)

99.2	Unaudited Pro Forma Combined Financial Information of One2One Living Corporation and its Wholly Owned Subsidiary, One2One Living Corporation, a Florida corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

One2One Living Corporation
(Registrant)

Date: December 31, 2012	By:	/s/Mary Spio
	Name:	Mary Spio
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
2.1
Agreement and Plan of Merger dated December 31, 2012, by and among One2One Living Corporation, a Nevada corporation, One2One Acquisition Corp., a Nevada corporation, and One2One Living Corporation, a Florida corporation

2.2	Form of Articles of Merger
2.3	Form of Articles of Merger
3.1	Certificate of Amendment to Articles of Incorporation
3.2	Certificate of Designation for Series A Preferred Stock
3.3	Certificate of Designation for Series B Preferred Stock
10.1	Lockup and Shareholder Agreement dated December 12, 2012, by and between the Registrant and Mary Spio
10.2	Stock Redemption Agreement dated December 31, 2012 by and between the Registrant and Brain Cohen
99.1
Audited Financial Statements for the year ended December 31, 2011 for One2One Living Corporation, a Florida corporation, and Unaudited Financial Statements for the period ended September 30, 2012 (unaudited)

99.2	Unaudited Pro Forma Combined Financial Information of One2One Living Corporation and its Wholly Owned Subsidiary, One2One Living Corporation, a Florida corporation